UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2020

Edge Data Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-198435	46-3892319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3550 Lenox Road NE, 21st Floor, Atlanta, GA 30326

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 833-682-2428

Blockchain Holdings Capital Ventures, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03 Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 and Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 10, 2020, Blockchain Holdings Capital Ventures, Inc. (the “Company”) filed a Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of Delaware to effect the following name change.

Effective January 10, 2020, the Company’s name became Edge Data Solutions, Inc.

Company’s trading symbol for its common stock which trades on the OTC will change as a result of the name change. Also, as a result of the name change the Company has new CUSIP number which is 279854103. We are submitting the requisite documents and other information to the Financial Information Regulatory Association, Inc. (“FINRA”) to process the name change. At such time as we are assigned a new trading symbol, we will make a subsequent announcement.

Item 5.07 Submission of Matters to a Vote of Security Holders .

On January 7, 2020, a majority of the shareholders entitled to vote through a written consent, approved the Company’s name change.

Item 9.01 Financial Statement and Exhibits .

(d) Exhibits.

Exhibit 3.1- Certificate of Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blockchain Holdings Capital Ventures, Inc.

Date: January 16, 2020	By:	/s/ Delray Wannemacher
Delray Wannemacher, CEO